SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                         Act of 1934 (Amendment No. __)

   Filed by the registrant [x]
   Filed by a party other than the registrant [ ]
   Check the appropriate box:
   [ ]  Preliminary proxy statement
   [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
   [ ]  Definitive proxy statement
   [x]  Definitive additional materials
   [ ]  Soliciting material under Rule 14a-12

                     TECHNICAL CHEMICALS AND PRODUCTS, INC.
                     --------------------------------------

                (Name of Registrant as Specified in Its Charter)

                                       N/A
                                       ---

     (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

[x]        No fee required.

[ ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

1)         Title of each class of securities to which transaction applies:

2)         Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)         Proposed maximum aggregate value of transaction:

5)         Total fee paid:

[ ]        Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)         Amount Previously Paid:

2)         Form, Schedule or Registration Statement No.:

3)         Filing Party:

4)         Date Filed:

June 16, 2000



Dear Fellow Stockholders:

I am writing to advise you that the Annual Meeting of Stockholders of Technical Chemicals and Products, Inc. scheduled for Friday, June 16, 2000 in Ft. Lauderdale, Florida at 10:00 a.m. local time was adjourned after it was determined that the number of shares voted by proxy and in person at this Annual Meeting did not constitute the required quorum due to delays in mailing proxy materials to beneficial "street-name" stockholders.

Therefore, the Annual Meeting of Stockholders of Technical Chemicals and Products, Inc. has been rescheduled for Friday, July 21, 2000 at 10:00 a.m. local time at the offices of the Company at 3341 S.W. 15th Street, Pompano Beach, Florida. We are also continuing to solicit additional proxies to constitute a quorum.

- If you have not yet voted, it is urgent that you review the proxy materials previously sent to you and vote as soon as possible by telephone, the Internet or mail as permitted and further described in the enclosed voting materials.

- If you have already voted by telephone, the Internet or mail, it is not necessary to do so again unless you wish to change your vote.

If you need a replacement copy of the Company's Proxy Statement, this document can be obtained online using the EDGAR database at the Securities and Exchange Commission's website at www.sec.gov and accessing our DEF 14A filing of May 31, 2000. You can also contact our investor relations department by phone at (954) 979-0400 x233, fax at (954) 979-0009, or e-mail at invrel@techchem.com.

It is important that all stockholders cast their vote. The Board of Directors recommends a vote FOR all proposals.

Thank you for your continued support as a TCPI stockholder and your assistance in this matter.

Sincerely,


/s/Jack L. Aronowitz
--------------------
Jack L. Aronowitz
Chairman of the Board, President and Chief Technical Officer
Technical Chemicals and Products, Inc.

                                             NEWS
For Immediate Release                        Contact:
June 16, 2000                                Howard A. Goldman
                                             Vice President/Investor Relations
                                             and Corporate Communications
                                             Phone:   (954) 979-0400 x233
                                             E-Mail:  invrel@techchem.com
                                                              or
                                             Media Contacts:
                                             Weber Public Relations
                                             Sandy Baksys  (217) 793-8864
                                             Robert Gill  (305) 448-7450



                    TECHNICAL CHEMICALS AND PRODUCTS ADJOURNS
                  ANNUAL STOCKHOLDERS MEETING TO ACHIEVE QUORUM

         POMPANO BEACH, Fla. - Technical Chemicals and Products, Inc. (Nasdaq:
TCPI), a manufacturer and worldwide marketer of point-of-care medical diagnostic products, today announced that its Annual Meeting of Stockholders was adjourned earlier this morning after it was determined that the number of shares voted by proxy and in person at this Annual Meeting did not constitute the required quorum due to delays in mailing proxy materials to beneficial"street-name" stockholders.

         The Annual Meeting of Stockholders of Technical Chemicals and Products, Inc. has been rescheduled for Friday, July 21, 2000 at 10:00 a.m. local time at the offices of the Company at 3341 S.W. 15th Street, Pompano Beach, Florida.

         The Company is also continuing to solicit additional proxies to constitute a quorum. A notice of adjournment and voting forms will be distributed as soon as possible to all stockholders of record as of the original Record Date of May 1, 2000.

         - If stockholders have not yet voted, it is urgent they review the proxy materials previously sent to them and vote as soon as possible by telephone, the Internet or mail as permitted and further described in the voting form and notice of adjournment being mailed.

         - If stockholders have already voted by telephone, the Internet or mail, it is not necessary to do so again unless they wish to change their vote.

         In the event stockholders need a replacement copy of the Company's Proxy Statement, this document can be obtained online using the EDGAR database at the Securities and Exchange Commission's website at www.sec.gov and accessing the Company's DEF 14A filing of May 31, 2000. Stockholders can also contact TCPI's investor relations department by phone at (954) 979-0400 x233, fax at
(954) 979-0009, or e-mail at invrel@techchem.com.

                                     (more)

         Copies of this and other news releases may be obtained free of charge by calling the Company's automated fax service at (800) 464-9217. Additional information can be obtained from TCPI's website at http://www.techchem.com.

         Information in this press release, including any information incorporated by reference herein, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Act of 1934, as amended, and is subject to the safe-harbor created by such sections. The Company's actual results may differ significantly from the results discussed in such forward-looking statements.

         For a complete description of the Company's products and business, see
Part I, Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and current quarterly report on Form 10-Q.

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